                                                               EXHIBIT (D)(6)(I)


                                    FORM OF
                    AMENDMENT TO THE SUB-ADVISORY AGREEMENT
                                    BETWEEN
                           INSTITUTIONAL CAPITAL LLC
                                      AND
                    NEW YORK LIFE INVESTMENT MANAGEMENT LLC


     This Amendment (the "Amendment") is dated as of May 1, 2008 by and between Institutional Capital LLC (the "Sub-Adviser") and New York Life Investment Management LLC (the "Manager").

                              W I T N E S S E T H:

     WHEREAS, the Manager and the Sub-Adviser are parties to that certain Sub-Advisory Agreement (the "Agreement"), dated September 28th, 2006, entered into on behalf of the ICAP Select Equity Portfolio (the "Portfolio"); and

     WHEREAS, the Manager and the Sub-Adviser wish to amend the fee schedule provided for under the Agreement;

     NOW, THEREFORE, the fee schedule for the above-referenced Agreement is replaced with the attached Schedule A.

     Except as provided herein, the terms and conditions contained in the Supplements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers effective as of the date first above written.

INSTITUTIONAL CAPITAL LLC                     NEW YORK LIFE INVESTMENT
                                              MANAGEMENT LLC

By:    ___________________________            By:    ___________________________

Name:  ___________________________            Name:  ___________________________

Title: ___________________________            Title: ___________________________

                                                               EXHIBIT (D)(6)(I)

                                   SCHEDULE A

NAME OF PORTFOLIO                              SUB-ADVISORY FEE
-----------------                              ----------------
ICAP Select Equity Portfolio                   0.400%(1)





_______________

(1) 0.40% on assets up to $250 million; 0.375% on assets from $250 million to $1 billion; and 0.37% on assets over $1 billion